Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-3324 and No. 333-47824 on Form S-8 of our report dated February 15, 2005, relating to the financial statements of Pinnacle Data Systems, Inc. appearing in the Annual Report on Form 10-KSB of Pinnacle Data Systems, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP Columbus, Ohio March 29, 2006